UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2015

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Nanke as Executive Vice President and Chief Financial Officer

On March 6, 2015, the board of directors (the “Board”) of Lilis Energy, Inc. (the “Company”) appointed Kevin Nanke to the position of Executive Vice President and Chief Financial Officer, effective immediately.

Mr. Nanke, age 50, served as the President of KN Consulting, Inc., a consulting firm focused on the energy, real estate and restaurant industries, from 2012 to 2015. Previously, Mr. Nanke served as the Treasurer and Chief Financial Officer of Delta Petroleum Corporation (“Delta”) from 1999 to 2012, and as its Controller from 1995 to 1999. At the same time, Mr. Nanke served as Treasurer and Chief Financial Officer of Amber Resources, an exploration and production (“E&P”) subsidiary of Delta, and as Treasurer, Chief Financial Officer and Director of DHS Drilling Company, also an E&P subsidiary of Delta. Prior to joining Delta, Mr. Nanke was employed by KPMG LLP, a global audit, tax and advisory firm. Mr. Nanke received a Bachelor of Arts degree in Accounting from the University of Northern Iowa in 1989 and is a Certified Public Accountant (inactive).

There is no arrangement or understanding between Mr. Nanke and any other person pursuant to which Mr. Nanke was appointed as an officer of the Company, and there is no family relationship between Mr. Nanke and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which the Company is a participant and in which Mr. Nanke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Eric Ulwelling, who served as the Company’s Chief Financial Officer prior to the appointment of Mr. Nanke, will cease serving in that role but will continue to serve as the Company’s Principal Accounting Officer and Controller.

Employment Agreement with Mr. Nanke

In connection with the appointment of Mr. Nanke as the Company’s Executive Vice President and Chief Financial Officer, the Company entered into an Employment Agreement with Mr. Nanke (the “Employment Agreement”) dated March 6, 2015. Pursuant to the terms of the Employment Agreement, Mr. Nanke will serve as the Company’s Executive Vice President and Chief Financial Officer until his employment is terminated in accordance with the terms of the Employment Agreement.

The Employment Agreement provides, among other things, that Mr. Nanke will receive an annual salary of $240,000. Additionally, as of the effective date of the Employment Agreement (the “Effective Date”), Mr. Nanke shall (i) be granted 100,000 restricted shares of the Company’s common stock; (ii) be paid a cash signing bonus of $100,000; and (iii) be granted an incentive stock option to purchase up to 750,000 shares of the Company’s common stock, which option vests in equal installments on each of the next three anniversaries of the Effective Date. Mr. Nanke will also receive a cash incentive bonus if certain production thresholds are achieved by the Company and a performance bonus of $100,000 if the Company achieves certain goals set forth in the Employment Agreement. In addition, the Employment Agreement provides for the payment of severance to Mr. Nanke in connection with termination of his employment in certain circumstances, including termination by the Company without “cause” or upon Mr. Nanke’s resignation for “good reason,” in each case subject to Mr. Nanke’s execution, non-revocation and delivery of a release agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Appointment of Ronald D. Ormand to the Board of Directors

Effective February 25, 2015, the Board appointed Ronald D. Ormand as a new director to the Board, and to the Audit Committee and the Compensation Committee of the Board.

In connection with Mr. Ormand’s appointment, the Company expects to enter into an independent director agreement with Mr. Ormand providing that as compensation for serving as a director, he (i) will be granted 50,000 shares of the Company’s Common Stock, which Common Stock shall vest in three annual installments, (ii) will be paid $40,000 in annual cash compensation as director’s fees, and (iii) will be granted shares of Common Stock equal to $40,000 based on the most recent closing price of the Common Stock on each annual anniversary following his appointment.

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In May 2014, Perugia Investments, L.P. (“Perugia”), for which Mr. Ormand has voting and dispositive power, purchased $500,000 of the Company’s Series A Preferred in connection with the closing of a private placement of the Series A Preferred. In exchange for that investment, Perugia received (i) 500 shares of the Series A Preferred and (ii) 103,734 three-year warrants to purchase the Company’s common stock.

There is no arrangement or understanding between Mr. Ormand and any other person pursuant to which Mr. Ormand was appointed as a director of the Company.

Appointment of Gen. McPeak to the Board of Directors

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015, the Board appointed General Merrill A. McPeak (Ret.) as a new director to the Board, and to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. Gen. McPeak’s appointment was made by the Board on January 28, 2015, subject to his acceptance. He gave the Board notice of his acceptance on January 29, 2015.

In connection with Gen. McPeak’s appointment, the Company expects to enter into an independent director agreement with Gen. McPeak providing that as compensation for serving as a director, he (i) will be granted 50,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), which Common Stock shall vest in three annual installments, (ii) will be paid $40,000 in annual cash compensation as director’s fees, and (iii) will be granted shares of Common Stock equal to $40,000 based on the most recent closing price of the Common Stock on each annual anniversary following his appointment.

In May 2014, Gen. McPeak purchased $250,000 of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred”) in connection with the closing of a private placement of the Series A Preferred. In exchange for that investment, Gen. McPeak received (i) 250 shares of the Series A Preferred and (ii) 51,867 three-year warrants to purchase the Company’s common stock.

There is no arrangement or understanding between Gen. McPeak and any other person pursuant to which Gen. McPeak was appointed as a director of the Company.

Item 7.01       Regulation FD Disclosure.

On March 9, 2015, the Company issued a press release announcing the appointment of Mr. Nanke. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement with Kevin Nanke.

99.1*	Press Release of Lilis Energy, Inc. dated March 9, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2015	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement with Kevin Nanke.

99.1*	Press Release of Lilis Energy, Inc. dated March 9, 2015.

* Furnished herewith.

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